EXHIBIT 10.1

META PLATFORMS, INC.
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Meta Platforms, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement (including any and all exhibits and addenda thereto).

1.Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares or, as determined by the Company in its sole discretion, in cash.

2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3.Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.Non-Transferability of RSUs. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Committee on a case-by-case basis.

5.Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Company shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination for purposes of the Plan. For the avoidance of doubt, it is noted that, except as may be agreed to in the sole discretion of the Company, if Participant is Terminated by his/her employer for any reason or if Participant’s Termination is due to his/her voluntary resignation, all unvested RSUs shall be forfeited as of the date on which Participant is no longer actively providing services, and no vesting shall continue during any notice period that may be mandated in relation to his Termination, whether specified under contract or applicable law, including any “garden leave” or similar period nor will Participant be entitled to vest in a pro-rata portion of the RSUs.

6.Withholding Taxes. Prior to the settlement of Participant’s RSUs and as a condition to and in consideration of the grant, vesting, and settlement of the RSUs, Participant shall pay or make adequate arrangements satisfactory to the Company (and any Subsidiary or affiliate) to satisfy all withholding obligations of the Company (and any Subsidiary or affiliate) and any other amounts in relation to the RSUs, including any applicable taxes, social contributions, required deductions, or other payments. In this regard, Participant authorizes the Company (and any Subsidiary or affiliate) to withhold all such amounts legally payable by Participant. In this regard, Participant authorizes the Company (and any Subsidiary or affiliate), at the direction and discretion of the Committee, to satisfy all obligations by one or a combination of the following: (i) payment of a cash amount by Participant, (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company (and any Subsidiary or affiliate), (iii) withholding Shares based on the Fair Market Value of the Shares that otherwise would be issued to Participant when Participant’s RSUs are settled, provided that the Company does not withhold more than the amount of Shares necessary to satisfy the maximum statutory withholding amount, (iv) by withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs through a voluntary or mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further action by Participant), or (v) by any other arrangement approved by the Committee, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable. The Company may refuse to deliver the Shares or the proceeds from the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the tax withholding or other payments as described in this section.

7.Acknowledgment. As a condition to, and in consideration of, the grant, vesting, and settlement of the RSUs, the Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the Jurisdiction-Specific Addendum hereto) and the provisions of the Plan. By receiving the RSUs, Shares, or otherwise any benefit relating to the RSUs, Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

8.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the issuance of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

9.Data Protection. Unless otherwise provided for in the Jurisdiction-Specific Addendum hereto, in order to enable the Company to properly administer the Plan and the RSUs received by the Participant pursuant to the Plan, Participant hereby gives explicit consent to the Company, any Subsidiary, Parent or Affiliate of the Company, and/or any delegates to collect and process (electronically or otherwise) personal data, including sensitive and financial data, about himself or herself necessary to administer the Plan and RSUs received by Participant pursuant to the Plan. Such data may include, but is not limited to, Participant's name, work authorization, government or tax identification number, date of birth, beneficiaries' contact information, RSU grant history, and compensation information. Participant also hereby gives explicit consent to the Company and any Subsidiary, Parent or Affiliate of the Company to transfer (electronically or otherwise) any such data outside the country in which Participant is living or employed (including to the United States), as well as to third-party providers (in Participant’s home country or the United States or other countries) of legal, tax, benefits, administration or other services to the Company (and any Subsidiary, Parent or Affiliate of the Company) or employees of any such entity, including but not limited to the designated broker for the Plan, Charles Schwab. The legal person for whom such personal data is intended to be used is the Company and/or any Subsidiary, Parent or Affiliate of the Company. Participant further understands that the Company and/or its Subsidiary, Parent or Affiliate may report information regarding the Participant and/or the RSU to tax authorities or other governmental agencies as may be required to comply with applicable laws.

10.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable national or local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Furthermore, the applicable laws of the jurisdiction in which Participant is living or working at the time of grant, vesting and/or settlement of the RSUs and/or disposition of the Shares received thereunder (including any rules or regulations governing securities, exchange control, tax, labor or other matters) and any other applicable laws may restrict or prevent settlement of the RSUs and/or disposition of the Shares received thereunder or may subject Participant to additional procedural or regulatory requirements. The Company will be under no obligation to register or qualify the Plan, the RSUs or the Shares with, or to effective compliance with the registration, qualification or other requirements of, any foreign governmental authority and the Company will have no liability for any inability or failure to do so.

11.Jurisdiction-Specific Addendum and Additional Requirements. The RSUs, any Shares to be issued upon settlement of the RSUs and participation in the Plan shall be subject to any different or additional terms and conditions set forth in the Jurisdiction-Specific Addendum hereto. Moreover, the Company reserves the right to impose other requirements on the RSUs, the Shares to be issued upon settlement of the RSUs and participation in the Plan to the extent necessary or advisable for legal or administrative reasons and to require Participant to sign any additional agreements or undertakings that may be necessary or advisable to accomplish the foregoing. Such requirements will apply as from the date of grant, including in circumstances where Participant moves to another country after the date of grant, unless otherwise determined by the Company in its sole discretion.

12.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

13.Governing Law; Choice of Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.

14.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate Participant's service in accordance with applicable laws, which may provide for the termination of Participant’s service for any reason, with or without cause.

15.Nature of Grant. As a condition to, and in consideration of, the grant, vesting, and settlement of RSUs, and in receiving the award of RSUs, Shares, or any other benefit relating to the RSUs, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be unilaterally modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other Awards, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(d)Participant is voluntarily participating in the Plan;

(e)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the employer, the Company or any Subsidiary or Parent of the Company and are outside the scope of Participant’s employment or service contract, if any;

(f)the RSU and the shares of Common Stock subject to the RSU, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the employer, the Company or any Subsidiary, Parent or Affiliate of the Company;

(h)unless otherwise agreed with the Company, the RSU and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate of the Company;

(i)the RSUs and Participant’s participation in the Plan will not be interpreted to form or amend an employment or service contract or relationship with the Company or with any Parent, Subsidiary or Affiliate of the Company;

(j)the future value of the underlying Shares to be issued when the RSUs are settled is unknown, indeterminable and cannot be predicted with certainty and neither the Company nor any Parent, Subsidiary or Affiliate of the Company will be liable for any decrease in the value of such RSUs or Shares or for any foreign exchange rate fluctuations between Participant’s local currency and the United States Dollar that may affect the value of any benefit Participant may receive in relation to the RSUs or the Shares to be issued pursuant to the settlement of the RSUs; and

(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination or from any diminution in value of the RSUs or Shares acquired upon settlement of the RSUs for any reason.

16.Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. If the Notice, the Plan, this Agreement or any other documents relating to the RSUs has been provided in a language other than English, the English language documents will prevail in the case of any ambiguities or divergences as a result of translation, unless otherwise required by applicable laws.

17.Acknowledgment and Acceptance. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice or receipt of the RSUs, Shares or any other benefit relating to the RSUs, and as a condition to and in consideration of the grant, vesting, and settlement of the RSUs:
(a)Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including any applicable terms and conditions provided in the Jurisdiction-Specific Addendum);

(b)Participant acknowledges receipt of a copy of the Plan and the Plan prospectus and represents that Participant has carefully read and is familiar with the provisions of the Plan, the Plan prospectus, the Notice and this Agreement and has had an opportunity to obtain the advice of counsel prior to executing this Agreement;

(c)Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement;

(d)Participant consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs; electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion; and

(e)Participant agrees to notify the Company upon any change in Participant’s residence address.

Jurisdiction-Specific Addendum

This Jurisdiction-Specific Addendum (the “Addendum”) includes additional (or, if so indicated, different) terms and conditions that govern the RSUs if Participant is subject to the laws of one or more of the jurisdictions listed herein. If Participant is a citizen or resident of a jurisdiction (or is considered as such for local law purposes) other than the one in which he or she is currently residing and/or working or if Participant transfers to another jurisdiction after being granted the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

This Addendum also includes notifications relating to issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the jurisdictions as of January 2023. Such laws are often complex and change frequently. As a result, Participant should not rely on the information in this Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the RSUs vest or are settled or at the time Participant sells Shares acquired under the Plan. In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the laws in the relevant jurisdictions may apply to Participant’s situation. If Participant is a citizen or resident of a jurisdiction (or is considered as such for local law purposes) other than the one in which Participant is currently working and/or residing or if Participant transfers to another jurisdiction after being granted the RSUs, the information contained herein may not be applicable to Participant in the same manner.

This Addendum forms part of the Agreement and should be read in conjunction with the Agreement and the Plan. Unless otherwise defined herein, the terms defined in the Plan or the Agreement, as applicable, shall have the same defined meanings in this Addendum.

All Non-U.S. Jurisdictions
Taxes
The following supplements Section 6 of the Agreement:

Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or Affiliate employing Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant's responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired upon settlement and the receipt of any dividends, and do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Without derogating from the provisions of Section 6(iii) above, the Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). If the Company determines the withholding amount using maximum applicable rates, any over-withheld amount may be refunded in cash in accordance with applicable laws with no entitlement to the equivalent in Shares ), or if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or the Company and/or the Employer. Further, if the obligation for the Tax-Related Items is satisfied by withholding Shares as described in Section 6(iii) above, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Insider Trading Restrictions/Market Abuse Laws
Participant acknowledges that, depending on Participant’s or Participant’s broker's country of residence or where the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of the Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares (e.g., phantom awards, futures) during such times Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in his or her country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Meta Platforms, Inc. Insider Trading Policy as may be amended from time to time. Participant acknowledges that it is his or her responsibility to comply with any restrictions and that Participant should consult his or her personal legal advisor on this matter.

Exchange Control, Foreign Asset/Account Reporting, and Other Requirements
Without limitation to any requirements noted below for any specific country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting and settlement of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is his or her responsibility to comply with any applicable foreign asset/account, exchange control and tax reporting and other requirements and that Participant should consult his or her personal tax and legal advisors on these matters.

Securities Law Notice
Unless otherwise noted herein, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. This Agreement, the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S. The issuance of securities described in any Plan-related documents is not intended for offering or public circulation in Participant's jurisdiction.

California
Data Privacy
Effective January 1, 2023, the California Consumer Privacy Act ("CCPA") and the California Privacy Rights Act ("CPRA") (collectively, "California Privacy Law") require the provision of a privacy notice at collection to California employees using a specified format. The following provisions address California Privacy Law requirements and describes the Personal Information collected about Participants in the context of their participation in the Plan, as well as summarizes the rights available to California residents.

I. Does the Company collect Participant’s Personal Information?
When the Company says Personal Information in this Jurisdiction-Specific Addendum, the Company means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with Participant. Personal Information does not include information that is aggregated or information that cannot be reasonably linked to Participant. The Company must process information about Participant, including Personal Information, for participation in the Plan. The categories of Personal Information the Company has collected or may collect about Participant include:

•Identifiers, such as your name, contact information (such as home address, phone number, email address), online identifiers, date and place of birth, Employee ID number, emergency contact information, and information you make publicly available, or you provide to us (such as information included in your resume)
•Education Information, such as information about your education background collected during the application process.
•Financial Information, such as payroll information, payment information, pension related information, work travel and expense information, credit card information, insurance details, sick pay, and benefits information (including the personal details of any spouse or eligible dependents or beneficiaries).
•Professional or Employment Information, such as information you have provided during the application process or in the course of your work, such as your resume and application, employment background, references, work permit or visa information, relevant skills, information about your application process (e.g. interview feedback), background check report. We also collect information about your work and employment, including current position, title, employment status, salary plan, pay grade or level, working hours, hours worked, events attended or signed up for, retirement eligibility, leave information (including paid time off and parental leave), performance appraisals, internal applications, training records, promotions, disciplinary and grievance records, correspondence with you, responses to surveys you complete, exit interview details and termination date
•Sensitive Personal Information, as defined by California Privacy Law and where provided or made available, such as your social security, government ID, driver’s license, state identification card, or passport number; racial or ethnic origin, religious or philosophical beliefs; sexual orientation; health-related information, including physical or mental disability and information relating to accommodations that you may request during the recruiting process and/or throughout your employment; and complete account access credentials, such as computer user names combined with required access/security code or password.
•Other characteristics of protected classifications, such as your gender, marital status, insurance policy number, and health insurance information.

II. How does the Company use Personal Information?
The Company uses the Personal Information described above in the context of Participant’s participation in the Plan. Company’s business purposes for collecting this information include:

•To manage Company’s employment relationship with Participant, for example:
◦To determine and administer employee benefits, such as RSUs;
◦To pay Participant, and to determine local and foreign taxes;
◦To respond to Participant’s inquiries (e.g., via peeps@ or via Participant’s HR Business Partner), Company will use Participant’s information in order to resolve the inquiry and answer Participant’s questions.

•To maintain and improve efficiencies and processes in the workplace, to inform management decisions, and for effective employee administration, for example
◦To prepare management reporting and perform analysis.

•To maintain the safety and security of the Company, Company’s employees and others, to comply with contractual obligations, to enforce Company’s policies, and to defend Participant’s or the Company’s interests in legal proceedings, for example:
◦To prevent and detect inappropriate or malicious activities;
◦To defend Participant’s or Company’s interests in actual or threatened legal proceedings, or regulatory, administrative, or legislative inquiries or investigations;
◦Company processes Participant’s information in the context of mergers, acquisitions and divestitures, in order to manage such transactions.

•Where legal and regulatory obligations require Company to do so, for example:
◦To prevent fraud;
◦For the purposes of financial and tax regulation, Shares required information with applicable tax, social welfare, employment authorities;
◦To provide a working environment free from unlawful discrimination (e.g., diversity and equal opportunities monitoring) and complying with other employment protection and social security and social protection legislation.

The Company does not use Personal Information for commercial purposes. The Company does not “sell” or “share” Personal Information, as those terms are defined by California Privacy Law.

III. Sensitive Personal Information

The Company collects, processes, and uses Personal Information that may be considered sensitive personal information within the meaning of California Privacy Law, including social security and driver's license numbers. In each instance, the use of sensitive personal information is reasonably necessary and proportionate for the purpose outlined above. For categories of sensitive personal information that the Company collects, the Company only uses or discloses it as described above or otherwise permitted by law, including California Privacy Law.

IV. Retention of Personal Information

The Company will retain Personal Information, including sensitive personal information, for as long as is reasonably necessary for the business purposes described above. The Company considers the following factors when determining the length of time to retain Personal Information:
•The specific business purpose for collecting each category of Personal Information;
•Whether and for how long we need to retain the information to manage our employment relationship with you and otherwise comply with certain legal obligations;
•Whether we need the information to resolve a dispute or to enforce our contractual agreements; and
•Whether we need the information for other purposes, such as to prevent harm, promote safety, security and integrity, or protect ourselves, including our rights, property or products.

European Union (“EU”)/ European Economic Area (“EEA”)/Switzerland/United Kingdom
Data Privacy
The following replaces Section 9 of the Agreement:
In order to offer participation in the Plan, it is necessary for the Company to collect and process certain information about Participant. Further detail about this is set out below.

Participant’s participation in the Plan is voluntary. Participant may withdraw from the Plan at any time. Withdrawal from the Plan will not affect Participant’s salary as an employee or his or her employment; Participant would merely forfeit the opportunities and benefits associated with the Plan.

If Participant withdraws from the Plan, the Company will cease to use Participant’s information for the purpose of the Plan (subject to the data retention requirements set out below).

Data Collection and Usage. The Company collects, uses, processes and transfers the following information about Participant for the purpose of administration of the Plan: name, home address, telephone number and email address, date of birth, identification number (depending on Participant’s jurisdiction, e.g., social insurance number, passport number, tax identification number), salary, citizenship, nationality, job title and other company details, any equity, shares of stock or directorships held in the Company and its Affiliates, details of all RSUs or any other entitlement to equity granted, canceled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Employer (“Participant Data”).

The provision of Participant Data is a contractual requirement. Participant understands, however, that the only consequence of refusing to provide Participant Data is that the Company may not be able to administer or maintain such awards.

Data Processing. The Company will process (e.g., collect, use and transfer) Participant Data for the purposes of allocating stock and implementing, administering and managing the Plan. The Company will also process Participant Data where legal and regulatory obligations require the Company to do so, and if necessary to defend Participant’s or the Company’s interests in legal proceedings.

The Company processes Participant Data:
•as necessary for the performance of the Plan,
•as necessary to comply with the Company’s legal obligations,
•as necessary for the Company’s (or others’) legitimate interests, including if necessary to defend Participant’s or the Company’s in legal proceedings.

Stock Plan Administration Service Providers. The Company currently uses Charles Schwab & Co., Inc. (“Charles Schwab”) as its service provider for the Plan. The Company shares Participant Data with Charles Schwab for the purposes of implementing, administering and managing the Plan. Charles Schwab is based in the United States. In the future, the Company may select a different service provider and share Participant Data with another company that serves in a similar manner. The Company’s service provider(s) will open an account for Participant to receive and trade stock. Participant may be asked to agree to separate terms and data processing practices with the service provider(s), which is a condition to his or her participation in the Plan.

The Company and its affiliates (Meta Companies) share infrastructure, systems and technology to process Participant Data, to ensure efficiency and security, as permitted by applicable law, and in accordance with this provision of the Agreement.

International Data Transfers. The Company and its service provider(s) are based in the United States, which means that it will be necessary for Participant Data to be transferred to, and processed in, the United States. Participant should note that his or her country may have enacted data privacy laws that are different from the United States and which may offer different levels of protection. When transferring Participant Data to these service providers, the Company provides appropriate safeguards in accordance with legally binding and permissible agreements. The legal basis for the transfer of Participant Data is based on contractual necessity for the performance of the Plan and the Company’s collection and use of Participant Data will continue to be governed by this provision of the Agreement. The Company utilises standard contractual clauses approved by the European Commission or any comparable successor version of the standard contractual clauses, and relies on the European Commission's adequacy decisions about certain countries, as applicable, for data transfers from the EEA to the United States and other countries.

Data Retention. The Company will use Participant Data only as long as is necessary to implement, administer and manage his or her participation in the Plan or as may be required by the Company in order to comply with legal or regulatory obligations, including under tax and securities laws (which will generally be no more than 7 years after the Participant ceases participating in the Plan).

Data Subject Rights. Under the General Data Protection Regulation, to the extent provided by law, Participant has the right to access, rectify, port and erase his or her Participant Data.

To the extent provided by law, Participant also has the right to object to and restrict certain processing of his or her Personal Data. This includes the right to object to the Company’s processing of his or her Personal Data where the Company is performing a task in the public interest or pursuing the Company’s legitimate interests or those of a third party.

Participant also has the right to lodge a complaint with his or her local data protection supervisory authority.

If Participant would like to exercise his or her rights or raise questions regarding this provision of the Agreement, please contact MyDataPrivacyRights@fb.com. If Participant has any questions about any aspect of the Plan itself, please contact equityprograms@fb.com.

Argentina
Type of Offering
Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores).

Exchange Control Notice
Argentine currency exchange restrictions and reporting requirements may apply to the RSUs and any Shares acquired under the Plan; the relevant laws and regulations are subject to frequent change. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Notice
If Participant holds Shares as of December 31 of any year, he or she is required to report the holding of the Shares on his or her personal tax return for the relevant year.

Australia
Securities Law Notice
This offer is being made under Division 1A, Part 7.12 of the Corporations Act.
If Participant offers Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should consult his or her personal legal advisor on Participant’s obligations prior to making any such offer.

Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Belgium
Foreign Asset / Account Reporting Notice
If Participant is a resident of Belgium, he or she will be required to report any security (e.g., Shares acquired under the Plan) or bank account (including brokerage accounts) maintained outside of Belgium on his or her annual tax return. The first time Participant reports a foreign security and/or bank account on his or her annual tax return, in a separate report, he or she will be required to provide the National Bank of Belgium with details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the caption Kredietcentrales / Centrales des crédits.

Brazil
Compliance with Law
In accepting the grant of this Award, Participant agrees to comply with applicable Brazilian laws and pay any and all Tax-Related Items.

Nature of Grant
This provision supplements Section 15 of the Agreement:

By accepting the RSUs, Participant agrees that (i) he or she is making an investment decision, (ii) the Shares will be issued to him or her only if the vesting conditions are met and any necessary services are rendered by Participant over the vesting period, and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Participant.

Exchange Control Notice
If Participant is a resident of Brazil, he or she will be required to submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights (including Shares, any capital gain, dividend or profit attributable to such assets) is equal to or greater than US$1,000,000.

Bulgaria
Exchange Control Notice
Participant may be required to file statistical forms with the Bulgarian National Bank regarding Participant’s receivables in bank accounts abroad, as well as securities held abroad which have been acquired without using the services of a local broker (e.g., Shares acquired under the Plan), if the total sum of all such receivables and securities equals or exceeds certain threshold. Participant should consult his or her personal legal advisor to ensure compliance with applicable requirements.

Canada
Settlement
This provision supplements Section 1 of the Agreement:

Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Termination
This provision replaces Section 5 of the Agreement:

If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. Despite any other definition of "Termination", "Terminated" or "Termination Date" in the Plan, the Notice or the Agreement, if Participant is an Employee of the Company or a Parent, Subsidiary or Affiliate, then Participant's service Terminates when Participant has ceased to provide services to his/her Employer, whether such cessation is initiated by Participant; by his/her Employer, with or without cause, and whether or not later found to be invalid or unlawful; by mutual agreement or by operation of law ("Termination of Employment").

For the avoidance of doubt, unless explicitly required by applicable legislation, the date on which a Termination of Employment occurs and all unvested RSUs are forfeited will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law (including, without limitation, statute, contract, regulatory law, and/or common or civil law). Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which a Termination of Employment occurs, nor will Participant be entitled to any compensation for lost vesting.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period. Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

Securities Law Notice
Participant is permitted to sell the Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (e.g., the Nasdaq).

Foreign Asset / Account Reporting Notice
If Participant is a Canadian resident, Participant is required to report his or her foreign specified property (including Shares and rights to receive Shares such as RSUs) on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign specified property exceeds C$100,000 at any time during the year. RSUs must be reported (generally at nil cost) if the C$100,000 cost threshold is exceeded because of other foreign property he or she holds. When Shares are acquired, their cost generally is the adjusted cost base ("ACB") of the Shares which would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares.

The following provisions apply to Participants who are residents of Quebec:

Data Privacy
The following provision supplements Section 9 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan for purposes that relate to the administration and operation of the Plan. Participant further authorizes the Company and any Parent, Subsidiary or Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Parent, Subsidiary or Affiliate to record such information and to keep such information in Participant's file. Additionally, Participant acknowledges and agrees that Participant’s personal information, including any sensitive information, may be transferred or disclosed to parties outside of the province of Quebec, including to the United States. Finally, Participant acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant’s participation in the Plan or the administration of the Plan.

French Language Documents
A French translation of this document and certain other documents related to the RSUs will be made available to Participant concurrently with this document. Participant understands that, from time to time, additional information related to the RSUs may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless Participant indicates otherwise, the French translation of this document and the Plan will govern Participant’s participation in the Plan.

Documents en Langue Française
Une traduction française du présent document et de certains autres documents relatifs aux droits sur des actions assujettis à des restrictions (« RSUs ») sera mise à la disposition du Participant en même temps que le présent document. Le Participant comprend que, de temps à autre, des informations supplémentaires relatives aux RSUs peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Toutefois, sur demande, la Société fournira une traduction de ces informations en français dès que cela sera raisonnablement possible. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Participant n'indique le contraire, la traduction française du présent document et le Plan régira la participation du Participant au Plan.

China
If RSUs are granted to Participants in China, the following provisions apply to Participants who are or may become subject to exchange control restrictions in the People's Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.

Vesting Schedule
This provision supplements the Vesting Schedule provision in the Notice:

Participant will not be permitted to vest in any Shares unless and until the necessary approvals for the Plan have been obtained from SAFE and remain in place, as determined by the Company in its sole discretion. Further, the Company is under no obligation to issue Shares if the Company has not obtained SAFE approval or if any such SAFE approval subsequently becomes invalid or ceases to be in effect by the time Participant would otherwise vest in the RSUs pursuant to the vesting schedule set forth in the Notice.

Settlement
This provision supplements the Section 1 of the Agreement:

To facilitate compliance with regulatory requirements in China, Participant understands and agrees that the Company may require any Shares acquired upon vesting of the RSUs be immediately sold at vesting or, at the Company’s discretion, at a later time. Participant agrees that the Company is authorized to instruct the broker designated by the Company to assist with the sale of such Shares (on Participant’s behalf pursuant to this authorization and without further consent) and Participant expressly authorizes the broker designated by the Company to complete the sale of such Shares. Participant acknowledges that the Company and the broker designated by the Company are under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds from the sale, less any brokerage fees or commissions, will be paid to Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from participation in the Plan has been satisfied.

If the Company, in its discretion, does not exercise its right to require the sale of Shares immediately upon vesting, as described in the preceding paragraph, Participant understands and agrees that (a) the Shares must be held with the designated broker for the Plan and (b) the Company may require that any Shares he or she acquires under the Plan be sold no later than six (6) months after Participant’s termination of employment, or within such other time frame as may be permitted by the Company or required by SAFE. Participant understands that any Shares he or she acquires under the Plan that have not been sold within six (6) months of his or her termination of employment, or within such other time frame as may be permitted by the Company or required by SAFE, may be sold by the broker designated by the Company at the Company’s direction, pursuant to this authorization by Participant without further consent.

Exchange Control Requirements
Participant understands and agrees that he or she will be required to immediately repatriate to China any cash proceeds from the sale of the Shares or any other funds he or she acquires under the Plan. Participant further understands that such repatriation of such funds will need to be effectuated through a special exchange control account established by the Company, the Employer or any other Affiliate or Subsidiary in China, and Participant hereby consents and agrees that funds resulting from participation in the Plan may be transferred to such special account prior to being delivered to Participant.

The sale proceeds (or other funds) may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. In the event the funds are paid to Participant in U.S. dollars, Participant understands that he or she will be required to set up a U.S. dollar bank account in China and provide the bank account details to the Employer and/or the Company, so that the funds may be deposited into this account. If the funds are paid to Participant in local currency, Participant agrees to bear any currency fluctuation risk between the time the Shares are sold (or other funds are paid) and the time the funds are distributed to Participant through any such special account.

Participant agrees to comply with any other requirements that may be imposed by the Company (or the Company’s designated broker) to facilitate compliance with exchange control requirements in China.

If Participant transfers into China after the date of grant, the Company reserves the right to require that all unvested RSUs be forfeited to the Company with all rights of Participant to such RSUs immediately terminating prior to his/her transfer of employment or services.

If the Company does not require all unvested RSUs be forfeited upon transfer into China, and if Participant is subject to exchange control restrictions in the PRC, including the requirements imposed by the SAFE, as determined by the Company in its sole discretion, the above referenced terms and conditions will apply to any unvested RSUs and Shares held by such Participant.

Colombia
Nature of Grant
This provision supplements Section 15 of the Agreement:

Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.

Exchange Control Notice
Participant is responsible for complying with any and all Colombian foreign exchange requirements in connection with the RSUs, any Shares acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. Participant is responsible for ensuring his or her compliance with any applicable requirements and should speak to his or her personal legal advisor on this matter.

Foreign Asset / Account Reporting Notice
Participant must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, Participant must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

Czech Republic
Exchange Control Notice
Participant may be required to notify the Czech National Bank of Shares acquired under the Plan and/or of foreign accounts maintained by Participant. Such notification will be required if the aggregate value of Participant’s foreign direct investments is CZK 2,500,000 or more, Participant has a certain threshold of foreign financial assets, or Participant is specifically requested to do so by the Czech National Bank. Participant should consult with his or her personal legal advisor regarding these or any other reporting requirements that may be applicable to him or her.

Denmark
Employer Statement
Participant acknowledges that he or she has received the attached Employer Statement, translated into Danish, which includes a description of the terms of the RSUs as required by the Danish Stock Option Act, to the extent that the Danish Stock Option Act applies to the RSUs.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the restricted stock units granted to you by Meta Platforms, Inc. (the “Company”) under the Meta Platforms, Inc. 2012 Equity Incentive Plan (the “Plan”) in a written statement.

This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of your restricted stock units (“RSUs”) are described in detail in the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”), both of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable.

Section 1 of the Stock Option Act provides that the Stock Option Act only applies to employees. Employees are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes, since only the terms and conditions set out in the Plan apply.

1. Date of grant

The date of grant of your RSUs is the date that the Board or Committee that approved a grant for you determined it would be effective, which is set forth in the Notice.

2. Terms or conditions for RSU grant

The grant of RSUs under the Plan is made at the sole discretion of the Company. Employees, Non-Employee Directors and
Consultants of the Company and its Affiliates, are eligible to receive grants under the Plan. The Board has broad discretion to determine who will receive RSUs and to set the terms and conditions of the RSUs. The Company may decide, in its sole discretion, not to make any grants of RSUs to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of RSUs.

3. Vesting date or period

The RSUs will vest over a period of time (as set forth in the Agreement), subject to your continued employment through the applicable vesting date and other conditions set forth in the Plan and Agreement, and subject to Section 5 of this statement.

4. Exercise Price

No exercise price is payable upon the conversion of your RSUs into Shares in accordance with the vesting and settlement schedule described in the Agreement.

5. Your rights upon termination of employment

If your service Terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Company shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination for purposes of the Plan. For the avoidance of doubt, it is noted that, except as may be agreed to in the sole discretion of the Company, if you are Terminated by your Employer for any reason or if your Termination is due to your voluntary resignation, all unvested RSUs will be forfeited as of the date on which you are no longer actively providing services.

6. Financial aspects of participating in the Plan

The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

Meta Platforms, Inc.
1601 Willow Road
Menlo Park, CA 94025
U.S.A.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold, som ændret 1. januar 2019, ("Aktieoptionsloven") er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om de betingede aktier (på engelsk: Restricted Stock Units), som du tildeles af Meta Platforms, Inc. ("Selskabet") i henhold til Meta Platforms, Inc. 2012 Equity Incentive Plan ("Planen").

Denne erklæring indeholder, i henhold til Aktieoptionsloven, de oplysninger, der er gældende for din deltagelse i Planen, mens de øvrige kriterier og betingelser for dine betingede aktier ("Betingede Aktier") er beskrevet nærmere i Planen og i Restricted Stock Unit Award Agreement ("Aftalen"), som begge er stillet til rådighed for dig. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den betydning, der er defineret i Planen, hhv. Aftalen.

I henhold til Aktieoptionslovens § 1 finder loven kun anvendelse for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder direktører, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring, da alene Planens vilkår er gældende.

1. Tildelingstidspunkt

Tidspunktet for tildelingen af dine Betingede Aktier er den dag, hvor den Bestyrelse eller Komité, der godkendte din tildeling, besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Meddelelsen.

2. Vilkår og betingelser for tildelingen af Betingede Aktier

Betingede Aktier, der er omfattet af Planen, tildeles udelukkende efter Selskabets skøn. Tildeling kan i henhold til Planen ske til Medarbejdere, Bestyrelsesmedlemmer og Konsulenter i Selskabet og dets Tilknyttede Selskaber. Bestyrelsen har vide beføjelser til at bestemme, hvem der skal modtage Betingede Aktier, og til at fastsætte betingelserne for de Betingede Aktier. Selskabet kan frit vælge fremover ikke at tildele dig Betingede Aktier. I henhold til bestemmelserne i Planen og Aftalen har du hverken ret til eller krav på fremover at få tildelt Betingede Aktier.

3. Modningstidspunkt eller -periode

De Betingede Aktier modnes over en periode (som anført i Aftalen), forudsat at du på det relevante modningstidspunkt opfylder betingelsen om fortsat ansættelse og de øvrige betingelser i Planen og i Aftalen, og med forbehold for pkt. 5 i denne erklæring.

4. Udnyttelseskurs

Ingen udnyttelseskurs skal betales i forbindelse med konvertering af dine Betingede Aktier til Aktier i overensstemmelse med den i Aftalen beskrevne modnings- og udnyttelsesplan.

5. Din retsstilling i forbindelse med fratræden

I tilfælde af dit ansættelsesforholds Ophør, uanset årsagen hertil, vil alle ikke-modnede Betingede Aktier straks tilfalde Selskabet, og alle rettigheder til sådanne Betingede Aktier vil bortfalde med omgående virkning. Såfremt der opstår uenighed om, hvorvidt der foreligger et Ophør, vil Selskabet være berettiget til efter eget skøn at afgøre, hvorvidt der foreligger et sådant Ophør, og fra hvilken dato et eventuelt Ophør er indtrådt. For god ordens skyld fremhæves det, at hvis dit ansættelsesforhold bringes til Ophør af din Arbejdsgiver, eller hvis dit ansættelsesforholds Ophør skyldes din egen opsigelse, vil alle ikke-modnede Betingede Aktier - medmindre Selskabet efter eget valg har accepteret andet - bortfalde med virkning fra den dato, hvor du ikke længere aktivt arbejder for din Arbejdsgiver.

6. Økonomiske aspekter ved deltagelse i Planen

Tildelingen af Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af de Betingede Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Meta Platforms, Inc.
1601 Willow Road
Menlo Park, CA 94025
U.S.A.

France
French Sub-Plan
The RSUs are intended to qualify for specific treatment under French tax and social security laws and are subject to the provisions below and the Sub-Plan to the Meta Platforms, Inc. 2012 Equity Incentive Plan, Qualified Restricted Stock Units (FRANCE) (the “French Sub-Plan”), which has been provided to Participant and is incorporated herein. Capitalized terms below shall have the same definitions assigned to them under the French Sub-Plan and the Agreement.

Settlement
This provision supplements Section 1 of the Agreement:

Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Termination
This provision supplements Section 5 of the Agreement:

Notwithstanding anything to the contrary stated herein, in the Notice, the Plan or the French Sub-Plan, death of a Participant’s will not cause such Participant’s unvested RSUs to be immediately forfeited to the Company. In the case of Participant’s death, if the Participant’s heir or heirs request the delivery of the Shares subject to the RSUs within a period of six (6) months following the Participant’s death, then the RSUs will be settled in Shares as soon as practicable following the request. If no such request is made within six (6) months following the Participant’s death, the RSUs will be forfeited.

Non-Transferability of RSUs
This provision replaces Section 4 of the Agreement:

RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent and, in any event, always in accordance with applicable laws.

Minimum Vesting Period
Notwithstanding anything to the contrary stated herein, in the Notice, the Plan or the French Sub-Plan, save in the case of death a Participant, RSUs will not vest nor be settled before the first (1st) annual anniversary of the Grant Date (as defined under the French Sub-Plan) or such other period as is required to comply with the minimum mandatory vesting period applicable to Shares underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or French Social Security Code, as amended.

Mandatory Holding Period
Notwithstanding anything to the contrary stated herein, in the Notice, the Plan or the French Sub-Plan, any Shares issued to Participant upon settlement of the RSUs must be held (and cannot be sold or transferred) until the expiration of a period which, together with the vesting period, can be no less than two years from the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or French Social Security Code, as amended; provided that if Participant dies or becomes Disabled, this mandatory holding period will not apply. In order to enforce this provision, the Company may, in its discretion, issue appropriate “stop transfer” instructions to its transfer agent or hold the Shares until the expiration of the holding period set forth above (such Shares may be held by the Company, a transfer agent designated by the Company or with a broker designated by the Company).

Closed Periods
Pursuant to article L 22-10-59 of the French Code de commerce, as amended from time to time, shares of a listed company cannot be sold or transferred during certain closed periods which are currently: (i) thirty calendar days before the announcement of an interim financial report or a year-end report which the Company is obliged to make public and (ii) with respect to such persons, any period during which the Chief Executive Officer (directeur général), any deputy chief executive officer (directeur général délégué), or any member of the Board of Directors (conseil d’administration), the supervisory board (conseil de surveillance) or the executive board (directoire) of the Company, or any employee possesses knowledge of inside information (within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2004/72/CE of the Commission) which has not been disclosed to the public. If the French Commercial Code is amended after adoption of the French Sub-Plan to modify the definition and/or the applicability of the closed periods to RSUs, such amendments shall become applicable to any RSUs granted under the French Sub-Plan, to the extent required by French law. These rules will apply to Participant unless Participant is otherwise restricted from selling Shares received upon settlement of RSUs under similar rules applicable under U.S. law, in which case the U.S. rules shall prevail. In any event, Participant is at all times required to comply with the Meta Platforms, Inc. Insider Trading Policy as may be amended from time to time, which may be accessed at https://our.internmc.facebook.com/intern/people/portal/at-work/policies-guidance/employee-handbook-policies/insider-trading-policy and in particular Section II re No Trading on Material Non-Public Information, Black-Out Periods, and other important matters. Persons who violate these general rules and the Insider Trading Policy may be subject to legal and financial penalties. If Participant trades during any applicable Black-Out Period as described in the Insider Trading Policy, or if the French tax authorities deem that Participant has not complied with the French closed period restrictions and/or similar rules under applicable U.S. law, the RSUs and Shares received under the RSUs may lose Qualified status, and Participant will not receive preferential tax treatment.

Acknowledgment
This provision supplements Sections 15 and 17 of the Agreement:

The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the France section of the Jurisdiction-Specific Addendum), the provisions of the Plan and the French Sub-Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus and the French Sub-Plan, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan, the French Sub-Plan, the Notice, and the Agreement.

Language Consent
By accepting the RSUs, Participant confirms he or she has read and understood the Plan and the French Sub-Plan and the Agreement, including all the terms and conditions set forth therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée
En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et compris le Plan, le Sous-Plan Français et le présent Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Notice
If Participant is a French resident and holds Shares outside of France or maintain a foreign bank account, Participant is required to declare all foreign securities, bank, and brokerage accounts, whether open, current, or closed during the tax year, in his or her annual income tax return. Failure to comply could trigger significant penalties.

Germany
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount (including if the Participant acquires Shares with a value in excess of this amount under the Plan or sell Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount), Participant must report the payment to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.

Foreign Asset/Account Reporting Notice
German residents holding Shares must notify their local tax office of the acquisition of Common Stock when they file their tax returns for the relevant year if (i) the value of the Shares for all Common Stock acquired exceeds €150,000 and Participant owns 1% or more of the total Shares of the Company, or (ii) in the unlikely event that the resident holds Common Stock exceeding 10% of the Company’s total Common Stock.

Greece	There are no jurisdiction-specific provisions.

Hong Kong
Settlement
This provision supplements Section 1 of the Agreement:

Any Shares received at settlement of RSUs are a personal investment. If, for any reason, the RSUs vest and become non-forfeitable and Shares are issued to Participant within six months of the date of grant, Participant agrees that he or she will not offer the Shares to the public in Hong Kong or otherwise dispose of the Shares prior to the six-month anniversary of the date of grant.

Securities Law Notice
The RSUs and any Shares issued upon settlement of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Parent, Subsidiary or Affiliate of the Company. The Plan, the Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority, including the Securities and Future Commission, in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If Participant has any questions about any of the contents of this Agreement or the Plan or other incidental communication materials, Participant should obtain independent professional advice.

India
Exchange Control Notice
Participant must comply with any and all applicable exchange control laws in India. Without limitation to the foregoing, he or she must repatriate any funds recognized in connection with the RSUs to India within such time as prescribed under applicable Indian exchange control laws as amended from time to time. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. Participant should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Employer requests proof of repatriation. Participant agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India.

Foreign Asset/Account Reporting Notice
Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including Shares held outside India) in his or her annual tax return.

Indonesia
Language Consent and Notification
By accepting the RSUs, Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Notice, the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa
Dengan menerima pemberian Unit Saham Terbatas (RSUs) ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan)

Exchange Control Notice
If Participant remits funds (including proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to Bank Indonesia for statistical reporting purposes. For transactions in excess of a certain threshold, a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction (e.g., his or her relationship with the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report. In addition, Participant may be required to provide the Bank Indonesia with information on foreign exchange activities, which may include Shares held outside Indonesia, on a monthly basis. The reporting should be completed online through Bank Indonesia’s website, by no later than the 15th day of the following month.

Ireland
Director Reporting Requirement Notice
If Participant is a director, shadow director or secretary of an Irish Parent, Subsidiary or Affiliate of the Company (an "Irish Entity") and his or her interest in the Company represents more than 1% of the Company's voting share capital, Participant is subject to certain notification requirements under Section 53 of the Companies Act, 1990. Among these requirements is Participant’s obligation to notify the Irish Entity in writing when he or she receives an interest (e.g., RSUs, Shares) in the Company and advise the Irish Entity of the number and class of shares or rights to which the interest relates. This notification requirement also applies to any rights acquired by Participant’s spouse or minor children (under the age of 18). Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Israel
Sub-Plan for Israeli Participants
The RSUs are granted under the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this grant, Participant acknowledges that a copy of the Israeli Sub-Plan has been provided to Participant. The Israeli Sub-Plan may also be obtained by contacting peeps@fb.com.

Acknowledgment
This provision supplements Sections 15 and 17 of the Agreement:

Participant also (i) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (ii) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (iii) acknowledges that releasing the RSUs and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (iv) authorizes the Company and/or the applicable Subsidiary to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her RSUs, Shares, income tax rates, salary bank account, contact details and identification number, (v) declares that he/she is a resident of the State of Israel for tax purposes on the grant date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if his/her engagement with the Company or Subsidiary is terminated and he/she is no longer employed by the Company or any Subsidiary, the RSUs and Shares shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (vi) understands and agrees that if he/she ceases to be employed or engaged by an Israeli resident Subsidiary but remains employed by the Company or any Parent, Subsidiary or Affiliate thereof, all unvested RSUs shall be forfeited to the Company with all rights of the Participant to such RSUs immediately terminating prior to his/her termination of employment or services, and any Shares already issued upon the previous vesting of RSUs shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (vii) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, and (viii) the grant of RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Section 102 Capital Gains Trustee Route
The RSUs are intended to be subject to the Capital Gains Route under Section 102 of the Ordinance, subject to Participant consenting to the requirements of such tax route by accepting the terms of this agreement and the grant of RSUs, and subject further to the compliance with all the terms and conditions of such tax route. Under the Capital Gains Route tax is only due upon sale of the Shares or upon release of the Shares from the holding or control of the Trustee.

Trustee Arrangement
The RSUs, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payment otherwise due to Participant from the Company or a Subsidiary or the Trustee. In the event there is any delay in delivering the proceeds from the sale of Shares or any other funds related to participation in the Plan, neither the Company, the Trustee nor any Subsidiary is responsible for any foreign exchange rate fluctuations that may affect any amounts deliverable to the Participant.

Restrictions on Sale
In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by Participant.

Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

The RSUs are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any Tax imposed in respect of the RSUs and/or Shares, including, but not limited to, the grant of RSUs, and/or the vesting, transfer, waiver, or expiration of RSUs and/or Shares, and/or the sale of Shares, shall be borne solely by Participant, and in the event of death, by Participant's heirs. The Company, any Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in Participant's salaries or remuneration. The applicable Tax shall be withheld from the proceeds of sale of Shares or shall be paid to the Company or a Subsidiary or the Trustee by Participant. Without derogating from the aforementioned, the Company or a Subsidiary or the Trustee shall be entitled to withhold Taxes as it deems compliant with applicable law and to deduct any Taxes from payments otherwise due to Participant from the Company or a Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSUs granted to Participant shall apply to Participant accordingly and Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the Shares upon the vesting of RSUs or in respect thereto, shall be subject to the full payments of any Tax (if applicable).

Securities Law Notice
An exemption from filing a prospectus with relation to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by request from peeps@fb.com.

Italy
Acknowledgment of Certain Provisions
This provision supplements Sections 15 and 17 of the Agreement:

In accepting the RSUs, Participant acknowledges that he or she has read and specifically and expressly approves the following provisions in the Agreement: Section 5: Termination; Section 6: Withholding Taxes, as supplemented by the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum; Section 11: Compliance with Laws and Regulations; Section 11: Jurisdiction-Specific Addendum and Additional Requirements; Section 13: Governing Law; Choice of Venue; Section 15: Nature of Grant; and Section 17: Acknowledgment and Acceptance.

Foreign Asset/Account Reporting Notice
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Japan
Exchange Control Notice
If Participant acquires Shares valued at more than ¥100,000,000 million in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares.

Foreign Asset/Account Reporting Notice
Participant is required to report details of any assets held outside of Japan as of December 31, including shares of Common Stock acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000.

Kenya	There are no jurisdiction-specific provisions.

Korea
Foreign Asset/Account Reporting Notice
Participant must declare all of his or her foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold (currently, KRW 500 million (or an equivalent amount in foreign currency)) on any month-end date during the year.

Luxembourg
The following provisions apply only to Participants who qualify, within the meaning of the remuneration policy of Novi Financial Luxembourg S.A. (“Novi Lux”) – hereinafter the “Remuneration Policy” – as:

•“Identified Staff” in accordance with section 1.2 of the Circular CSSF 10/437 re guidelines concerning the remuneration policies in the financial sector published by the CSSF on 1 February 2010 (the “CSSF Circular 10/437”) ; and/or

•“Relevant Persons” in accordance with the European Banking Authority Guidelines 2016/06 on remuneration policies and practices related to the sale and provision of retail banking products and services (the “EBA Guidelines 2016/06”).

Malus and Clawback
As RSUs qualify as Variable Remuneration under the Remuneration Policy, they are subject to malus and clawback provisions (as set out under sections 4.2 “Deferral of Variable Remuneration” and 4.5 “Clawback” of said Remuneration Policy) as follows:

•“Malus”: For the phased/deferred vesting of RSUs, the malus provision means that the portions of the RSUs that remain unvested are subject to ex post risk assessment with a possibility to reduce or cancel the unvested portion in the event risks materialize and/or it turns out that performance had initially been assessed incorrectly as determined by the board of directors of Novi Lux (the “Board of Directors of Novi Lux”) (“Malus Triggers”);

•“Clawback”: For RSUs that have been settled, the clawback provision means that the Board of Directors of Novi Lux reserves the right to demand that Participants return the cash equivalent of all or part of the settled RSUs, if the initial grant had been made for performance on the basis of information which has since proven to be fraudulent (“Clawback Triggers”). The clawback provision can be applied for a period of three years after the settlement of RSUs.

In this regard, and as a minimum (this list is not intended to be exhaustive), for the Participants who would (only or also) qualify as Identified Staff under the terms of the Remuneration Policy, the Board of Directors of Novi Lux may consider the following elements as Malus and/or Clawback Triggers:

1.There is evidence of misbehaviour or serious error by the Participant, e.g.:

1.1. by breach of
i.Novi Lux’s internal rules and procedure; and/or
ii.Novi Lux’s control systems and mechanisms; and/or
iii.standards governing clients and investor relations; and/or
iv.the Participant’s employment contract.

1.2. serious error that the Board of Directors of Novi Lux considers to be the result of the
Participant’s negligent conduct or omission;

2.Novi Lux, the Company or any Parent, Subsidiary or Affiliate of the Company or any relevant business unit of any of the foregoing suffers a significant downturn in its financial performance. In such case, the Board of Directors of Novi Lux may consider the situation as a Malus and/or Clawback Trigger, particularly if such consideration is deemed:

2.1. appropriate in view of the overall financial situation; and/or
2.2. justified on the basis of the performance of the Participant.

3.Novi Lux suffers a significant failure of risk management for which the Participant has significant responsibility.

In addition, the Board of Directors of Novi Lux may consider the application of the clawback provision to RSUs where, in the opinion of the Board of Directors of Novi Lux:

1.There is evidence of fraud by the Participant within the meaning of applicable criminal law; and/or

2.There is evidence of breach by the Participant of the Circular CSSF 10/437, especially where the breach by the Participant significantly contributed to a regulatory sanction.

Furthermore, for the Participants who would (only or also) qualify as a Relevant Person under the terms of the Remuneration Policy, the Board of Directors of Novi Lux may also consider the following elements (this list is not intended to be exhaustive) as Malus and/or Clawback Triggers if there is evidence of breach by the Participant of:

1.Novi Lux’s internal policies protecting the consumer interest; and/or

2.the EBA Guidelines 2016/06, especially where the breach by the Participant significantly contributed to a regulatory sanction.

Malaysia
Securities Law Notice
The grant of the RSUs in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the Capital Markets and Services Act (“CMSA”), and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The RSU documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Director Reporting Requirement Notice
If Participant is a director of a Malaysian Parent, Subsidiary or Affiliate (a “Malaysian Entity”), he or she is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Entity in writing when Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any of its related companies. In addition, Participant must notify the Malaysian Entity when he or she sells Shares of the Company or any of its related companies (including when he or she sells Shares acquired upon vesting and settlement of the RSUs). Additionally, Participant must also notify the Malaysian Entity if there are any subsequent changes in his or her interest in the Company or any related companies. These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any of its related companies.

Mexico
Securities Law Notice
Any RSUs offered under the Plan and the Shares underlying the RSUs have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to any RSUs may not be publicly distributed in Mexico. These materials are addressed to Participant only because of his or her existing relationship with the Company and its related companies and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its related companies, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

Labor Law Policy and Acknowledgment
By accepting the RSUs, Participant expressly recognizes that Meta Platforms, Inc., with registered offices at 1601 Willow Road, Menlo Park, California 94025, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is Facebook Mexico S De RL De CV. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and Participant's Employer, and do not form part of the employment conditions and/or benefits provided by Participant's Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Plan Document Acknowledgment
By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. In addition, by accepting the RSUs, Participant acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 15 of the Agreement (“Nature of Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company, the Employer nor any Affiliate is responsible for any decrease in the value of the Shares underlying the RSUs.

Política de la Ley Laboral y Reconocimiento
Al aceptar las Unidades de Acciones Restringidas (RSU), el Participante reconoce expresamente que Meta Platforms, Inc., con oficinas registradas ubicadas a 1601 Willow Road, Menlo Park, California 94025, U.S.A., es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es Facebook Mexico S De RL De CV. Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e Patrón del participante, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Patrón del participante, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.

Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra dela Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.

Reconocimiento de Documentos del Plan
Al aceptar las Unidades de Acciones Restringidas (RSU), el Participante reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Acuerdo de Concesión en su totalidad y entiende y acepta los términos del Plan y del Acuerdo de Concesión. Adicionalmente, al aceptar los RSU, el Participante reconoce que ha leído y específica y expresamente aprueba los términos y condiciones del Sección 15 del Acuerdo de Concesión (denominado "Naturaleza de la Concesión"), donde claramente se establece que (i) la participación en el Plan no constituye un derecho adquirido, (ii) el Plan y la participación en el Plan es ofrecido por la Compañía en forma totalmente discresional; (iii) la participación en el Plan es voluntaria; y (iv) ni la Compañía ni el Patrón ni su Afiliada es responsable por el decremento en el valor de las acciones de los RSU.

Netherlands	There are no jurisdiction-specific provisions.

New Zealand
Securities Law Notice
WARNING: This is an offer of RSUs over Shares which, once vested and settled in accordance with the terms of the Agreement and the Plan, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid. If the Company runs into financial difficulties and is wound up, Participant will only be paid after all creditors have been paid. Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing.

The Shares are quoted on the Nasdaq. This means Participant may be able to sell them on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company's business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investor.fb.com/.

Nigeria	There are no jurisdiction-specific provisions.

Norway	There are no jurisdiction-specific provisions.

Philippines
Vesting Schedule
This provision supplements the Vesting Schedule provision in the Notice:

The offering of the Plan and the grant of RSUs is subject to the satisfaction of the conditions for an exemption from the securities registration requirements, including receiving confirmation from the Philippine Securities and Exchange Commission ("PSEC") that the offer of the Plan and the grant of RSUs is exempt from such requirements. Participant will not be permitted to vest in any Shares unless and until the conditions for an exemption from the securities registration requirements have been met and continue to be met, as determined by the Company in its sole discretion. Further, the Company is under no obligation to issue Shares if the Company determines that the conditions for an exemption from the securities registration requirements are not met or if any confirmation from the PSEC that the offer of the Plan and the grant of RSUs is exempt from such requirements subsequently becomes invalid or ceases to be in effect by the time Participant would otherwise vest in the RSUs pursuant to the vesting schedule set forth in the Notice.

Securities Law Notice
Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the Nasdaq and the risk of currency fluctuations between the U.S. Dollar and his or her local currency. In this regard, Participant should note that the value of any Shares he or she may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between his or her local currency and the U.S. Dollar may affect the value of the RSUs or any amounts due to Participant upon vesting and settlement of the RSUs or upon sale of any Shares he or she acquires under the Plan. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Company's “Investor Relations” website at https://investor.fb.com/.

Participant is permitted to sell the Shares acquired under the Plan through the designated broker appointed under the Plan (or such other broker to whom he or she transfers the Shares), provided the resale of Shares acquired under the Plan takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed (e.g., the Nasdaq).

Poland
Exchange Control Notice
If Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, he or she will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. In addition, any transfer of funds in excess of EUR 15,000 into or out of Poland must be effected through a bank account in Poland. Lastly, Participant is required to store all documents connected with any foreign exchange transactions that he or she engages in for a period of five years, as measured from the end of the year in which such transaction occurred.

Senegal	There are no jurisdiction-specific provisions.

Singapore
Securities Law Notice
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The RSUs are subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made (a) more than six months after the date of grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

CEO and Director Reporting Requirement Notice
If Participant is a director, associate director or shadow director of a Singaporean Parent, Subsidiary or Affiliate (a “Singaporean Entity”), he or she is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Entity in writing when he or she receives or dispose of an interest (e.g., RSUs, Shares) in the Company or any related companies. These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming a director, associate director or shadow director. If Participant is the Chief Executive Officer (“CEO”) of a Singaporean Entity and it is determined that these requirements apply, Participant is responsible for complying with such reporting requirements.

Exit Tax / Deemed Vesting Rule
If Participant is (a) neither a Singapore citizen nor a Singapore permanent resident, and he or she (i) intends to leave Singapore for any period exceeding three months, (ii) will be posted overseas on a secondment, or (iii) are about to cease employment with the Singaporean Entity with which Participant was employed at the time of grant, regardless of whether he or she intends to remain in Singapore, or (b) a Singapore permanent resident, and Participant (i) intends to leave Singapore for any period exceeding three months, (ii) will be posted overseas on a secondment or (iii) are about to cease employment with the Singaporean Entity with which he or she was employed at the time of grant and intend to leave Singapore on a permanent basis, Participant may be subject to an exit tax upon his or her departure from Singapore or cessation of employment, as applicable. In such case, Participant will be taxed on his or her Award on a “deemed vesting” basis, i.e., Participant will be deemed to have vested in his or her RSUs on the later of (A) one month before the date he or she departs Singapore or cease employment, or (B) the date on which his or her RSUs were granted. If Participant is subject to the exit tax, he or she acknowledges and agrees that the Employer will report details of Participant’s departure from Singapore or cessation of employment to the Inland Revenue Authority of Singapore and will withhold any income payable to him or her for a period of up to 30 days. Participant should consult with a personal tax advisor in the event he or she may be subject to these exit tax rules.

South Africa
Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

By accepting the RSUs, Participant agrees that, immediately upon vesting of the RSUs, Participant will notify the Employer of the amount of any gain realized. If Participant fails to advise the Employer of the gain realized upon vesting, Participant may be liable for a fine. Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Securities Law Notice
In compliance with South African securities law, the documents listed below are available for review at the addresses listed below:

•The Company's most recent annual financial statement:
https://investor.fb.com/.
•The Company's most recent Plan prospectus:
http://www.schwab.com/meta

A hard copy of the above documents will be sent to Participant free of charge upon written request to: peeps@fb.com.

Exchange Control Notice
Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control laws change frequently and without notice, Participant should consult his or her personal legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure his or her compliance with current regulations.

Spain
Nature of Grant
This provision supplements Section 15 of the Agreement:

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs to individuals who may be employees of the Company or a Parent, Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate on an ongoing basis other than as stated in this Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares to be issued upon vesting of the RSUs are not part of any employment contract (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right. Further, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs and any right to the Shares shall be null and void.

Participant understands and agrees that, as a condition of the grant of the RSUs, Termination for any reason (including the reasons listed below) will automatically result in the loss of the RSUs that may have been granted to Participant and that have not vested as of date of Termination as described in Section 5 of the Agreement. In particular, Participant understands and agrees that any unvested RSUs as of the date of Termination will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of a Termination by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Participant’s employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that he or she has read and specifically accepts the conditions referred to in Section 5 of the Agreement.

Exchange Control Notice
If Participant holds 10% or more of the share capital of the Company, the acquisition, ownership and disposition of Shares must be declared for statistical purposes to the Spanish “Dirección General de Comercio e Inversiones” (the DGCI), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. If applicable, the declaration must be made by filing a D-6 form each January for Shares purchased or sold during (or owned by Participant as of December 31) the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530, the declaration must also be filed within one month of the acquisition or sale, as applicable.

In addition, Participant may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, any foreign instruments (including Shares), and any transactions with non-Spanish residents (including any payments of Shares made to Participant by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.

Foreign Asset/Account Reporting Notice
To the extent that Participant holds assets or rights outside of Spain (e.g., Shares or cash held in a brokerage or bank account) with a value in excess of €50,000 per asset type as of December 31 (or at any time during the year in which the asset is sold), he or she will be required to report information on such assets or rights on his or her tax return (tax form 720) for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported assets or rights increases by more than €20,000, or if the ownership of such assets or rights is transferred or relinquished during the year. The report must be completed by March 31. Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting requirements.

Sweden
Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Agreement and the Taxes provision in the “All Non-U.S. Jurisdictions” section of this Addendum, in accepting the grant of RSUs, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Switzerland
Securities Law Notice
Neither this document nor any other materials relating to the RSUs (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of the FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority).

Taiwan
Securities Law Notice
The offer of participation in the Plan is available only for employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Notice
Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US $5,000,000 per year through an authorized foreign exchange bank. If the transaction amount is TWD 500,000 or more in a single transaction, he or she must submit a Foreign Exchange Transaction Form, and other supporting documentation, to the satisfaction of the remitting bank. If the transaction amount is US $500,000 or more, Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank.

Thailand
Exchange Control Notice
If Participant receives proceeds from the sale of Shares in excess of US $1,000,000 in a single transaction, he or she must immediately repatriate the funds to Thailand, unless Participant can rely on an exemption (e.g., where the funds will be used offshore for any permissible purpose under exchange control regulations) and the relevant form and supporting documents have been submitted to a commercial bank in Thailand. Any foreign currency repatriated to Thailand must be converted to Thai Baht or deposited into a foreign currency deposit account opened with any commercial bank in Thailand acting as the authorized agent within 360 days from the date the funds are repatriated to Thailand. Participant is also required to inform the authorized agent of the details of the foreign currency transaction, including Participant's identification information and the purpose of the transaction.

United Arab Emirates
Securities Law Notice
The Plan is only being offered to qualified employees and is in the nature of providing equity incentives to employees of the Company’s Subsidiary in the United Arab Emirates (“UAE”). The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Participant should conduct his or her own due diligence on the RSUs offered pursuant to this Agreement. If Participant does not understand the contents of the Plan and/or the Agreement, he or she should consult an authorized financial adviser. Neither the UAE Central Bank, the Emirates Securities and Commodities Authority and the Dubai Financial Services Authority, nor any other licensing authority or government agency in the UAE, has responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom
Taxes
This provision supplements Section 6 of the Agreement and the Taxes provision in the "All Non-U.S. Jurisdictions" section of this Addendum:

Without limitation to Section 6 of the Agreement, Participant agrees to be liable for any Tax-Related Items related to his or her participation in the Plan and legally applicable to Participant and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or the Employer or HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and the income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit.